Exhibit 10

Amendment No. 1 to
Employment Agreement

This Amendment No. 1 shall modify the terms of the Employment Agreement (“Agreement”) dated June 30, 2005 (the "Effective Date"), between Intelligroup, Inc. (the "Company") and Vikram Gulati (the “Executive”). Except as expressly set forth below all other terms and conditions in the Agreement remain in full force and effect.

1. “Section 5. Stock Options” of the Agreement is hereby amended effective as of the Effective Date by replacing “$1.25” with “Fair Market Value (as defined in the 2004 Equity Incentive Award Plan) on the date of grant.”

2. The following section shall be added to the Agreement effective as of the date hereof:

     “8.8. Bonus. The Company shall issue the Executive a one-time discretionary cash bonus of $140,000 within two (2) days of execution of this Agreement.”

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of April 6, 2006.

/s/ Vikram Gulati	Intelligroup, Inc.
Executive	Company

/s/ Madhu Poomalil
Name: Madhu Poomalil
Title: Chief Financial Officer